TEMPUR SEALY REPORTS SECOND QUARTER 2015 RESULTS

– Net Sales Increase 7%; Adjusted EPS Increases 36%
– Raises Financial Guidance for 2015

LEXINGTON, KY, July 30, 2015 - Tempur Sealy International, Inc. (NYSE:TPX), the world's largest bedding provider, today announced financial results for the second quarter ended June 30, 2015. The Company also raised financial guidance for the full year 2015.

SECOND QUARTER 2015 FINANCIAL SUMMARY

•
Total net sales increased 6.9% to $764.4 million from $715.0 million in the second quarter of 2014. On a constant currency basis(1), total net sales increased 10.9%, with double digit growth in both the North America and International business segments.

•
Gross margin under U.S. generally accepted accounting principles ("GAAP") was 38.9% as compared to 37.5% in the second quarter of 2014. Adjusted gross margin(1) was 39.4% as compared to 37.6% in the second quarter of 2014, driven by solid improvement in gross margin of the North America business segment.

•
Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 46.8% to $76.5 million as compared to $52.1 million for the second quarter of 2014. Adjusted EBITDA(1) increased 16.2% to $90.3 million as compared to $77.7 million for the second quarter of 2014.

•
GAAP operating income was $52.0 million as compared to $50.3 million in the second quarter of 2014. Operating income included $6.7 million of integration costs and $11.7 million of additional costs related to the Company's 2015 Annual Meeting of Stockholders ("2015 Annual Meeting") and related issues, the CEO transition and related retention compensation. Operating income in the second quarter of 2014 included $5.6 million of integration costs. Adjusted operating income(1) was $70.4 million, or 9.2% of net sales, as compared to $55.9 million, or 7.8% of net sales in the second quarter of 2014.

•
GAAP net income increased to $21.2 million as compared to GAAP net loss of $(2.2) million in the second quarter of 2014, which included a $20.4 million loss on the disposal of the Company's innerspring component production facilities recorded in the second quarter of 2014. The Company reported adjusted net income(1) of $33.3 million as compared to adjusted net income of $24.0 million in the second quarter of 2014, an increase of 38.8%. On a constant currency basis, adjusted net income increased 49.2%.

•
GAAP Earnings per diluted share ("EPS") increased to $0.34 as compared to $(0.04) in the second quarter of 2014. Adjusted EPS(1) increased 35.9% to $0.53 as compared to adjusted EPS of $0.39 in the second quarter of 2014. On a constant currency basis, adjusted EPS increased 46.2%.

•
The Company ended the second quarter of 2015 with consolidated funded debt less qualified cash(1) of $1.6 billion. The ratio of consolidated funded debt less qualified cash to EBITDA, calculated in accordance with the Company's senior secured credit facility,(1) was 3.83 times.

Tempur Sealy International, Inc. Interim CEO Tim Yaggi commented, "We are pleased with our second quarter performance as sales and earnings were ahead of plan, and we achieved a 29% adjusted contribution margin. Our products and advertising are clearly resonating with consumers. Given our strong sales momentum and our enhanced focus on costs, we are confident that we will further build on our performance during the balance of 2015 and beyond."

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 9.1% to $630.3 million from $577.9 million in the second quarter of 2014. On a constant currency basis, North America net sales increased 10.2%. GAAP gross margin was 36.1% as compared to 33.7% in the second quarter of 2014. GAAP operating margin was 10.2% as compared to 8.4% in the second quarter of 2014.

North America adjusted operating margin(1) was 11.2% as compared to 8.9% in the second quarter of 2014. The improvement in North America adjusted operating margin during the second quarter of 2015 was the result of an improvement in adjusted gross margin(1) of 280 basis points, offset partially by higher advertising expenses as compared to the same period in 2014.

International net sales decreased 2.2% to $134.1 million from $137.1 million in the second quarter of 2014. On a constant currency basis, International net sales increased 14.1%. GAAP gross margin was 52.3% as compared to 53.7% in the second quarter of 2014. GAAP operating margin remained flat at 17.7% in the second quarter of 2015 as compared to the same period in 2014.

International adjusted operating margin(1) was 18.1% as compared to 19.0% in the second quarter of 2014. The decline in International adjusted operating margin was primarily the result of a decline in adjusted gross margin(1) of 140 basis points, which declined primarily as a result of higher mix of Sealy brand sales.

Corporate GAAP operating loss increased 59.2% to $36.3 million from $22.8 million in the second quarter of 2014. During the second quarter of 2015, the Company incurred $11.7 million of additional costs related to the Company's 2015 Annual Meeting and related issues, the CEO transition and related retention compensation. Corporate incurred $11.6 million of these costs and $0.1 million were included in the North America results.

Corporate adjusted operating loss(1) increased 11.5% to $24.2 million from $21.7 million in the second quarter of 2014. The increase in Corporate adjusted operating loss was related to higher stock-based compensation expense as well as higher legal and professional costs.

Non-GAAP Financial Measures and Constant Currency Information. For additional information regarding adjusted EPS, adjusted net income, adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating margin, EBITDA, adjusted EBITDA, EBITDA calculated in accordance with the Company's senior secured credit facility, consolidated funded debt, and consolidated funded debt less qualified cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” at the end of this press release.

Recent Developments
As announced in a separate press release today, the Company has appointed Barry A. Hytinen to Executive Vice President and Chief Financial Officer, succeeding Dale E. Williams, effective immediately. The Company and Mr. Williams have agreed that Mr. Williams will step down from his role and remain with the Company until August 31, 2015 to ensure a smooth transition.

Financial Guidance

Tempur Sealy also today raised its financial guidance for 2015.

For the full year 2015, the Company currently expects:

•	Net sales to range from $3.125 billion to $3.175 billion

•	Adjusted EPS to range from $3.00 to $3.20 per diluted share

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control. The Company noted its adjusted EPS guidance does not include integration costs related to the Sealy acquisition, redemption value adjustments on the Company’s redeemable non-controlling interest, additional costs related to the Company's 2015 Annual Meeting and related issues, the CEO transition and related retention compensation.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, July 30, 2015 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days. In connection with the conference call, the Company has prepared an investor presentation which has been filed with the Securities and Exchange Commission and is also available on the investor relations section of the Company's website.

Forward-looking Statements

This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding net sales and adjusted EPS for 2015 and performance generally for 2015 and subsequent years. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors.

There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this press release. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:

Mark Rupe
Vice President, Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Chg %	June 30,		Chg %
	2015	2014		2015	2014
Net sales	$764.4	$715.0	6.9%	$1,503.9	$1,416.9	6.1%
Cost of sales	466.9	446.7		927.7	879.1
Gross profit	297.5	268.3	10.9%	576.2	537.8	7.1%
Selling and marketing expenses	168.6	155.2		322.4	298.2
General, administrative and other expenses	85.1	69.5		162.8	139.8
Equity income in earnings of unconsolidated affiliates	(3.4)	(2.1)		(6.4)	(3.8)
Royalty income, net of royalty expense	(4.8)	(4.6)		(9.0)	(9.1)
Operating income	52.0	50.3	3.4%	106.4	112.7	(5.6)%

Other expense, net:
Interest expense, net	20.5	23.0		40.9	45.2
Loss on disposal, net	—	20.4		—	20.4
Other expense (income), net	2.2	(0.5)		0.9	0.5
Total other expense	22.7	42.9		41.8	66.1

Income before income taxes	29.3	7.4	295.9%	64.6	46.6	38.6%
Income tax provision	(8.3)	(9.8)		(18.6)	(21.3)
Net income (loss) before non-controlling interest	21.0	(2.4)	975.0%	46.0	25.3	81.8%
Less: Net (loss) income attributable to non-controlling interest (1),(2)	(0.2)	(0.2)		1.4	0.1
Net income (loss) attributable to Tempur Sealy International, Inc.	$21.2	$(2.2)	1,063.6%	$44.6	$25.2	77.0%

Earnings per common share:
Basic	$0.35	$(0.04)		$0.73	$0.41
Diluted	$0.34	$(0.04)		$0.72	$0.41
Weighted average common shares outstanding:
Basic	61.3	60.8		61.1	60.8
Diluted	62.4	60.8		62.3	61.9

(1)
Loss attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the three months ended June 30, 2015 and 2014 represented $(0.1) million and $(0.2) million, respectively. Income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the six months ended June 30, 2015 and 2014 represented $0.5 million and $0.1 million, respectively.

(2)
The Company recorded a $(0.1) million and $0.9 million redemption value adjustment, net of tax, for the three and six months ended June 30, 2015, respectively, to adjust the carrying value of the redeemable non-controlling interest as of June 30, 2015 to its redemption value.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(in millions)

	June 30, 2015	December 31, 2014
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$35.4	$62.5
Accounts receivable, net	424.7	385.8
Inventories, net	231.8	217.2
Income taxes receivable	8.6	—
Prepaid expenses and other current assets	61.9	56.5
Deferred income taxes	51.2	44.4
Total Current Assets	813.6	766.4
Property, plant and equipment, net	358.6	355.6
Goodwill	722.0	736.5
Other intangible assets, net	712.3	727.1
Deferred income taxes	9.2	8.6
Other non-current assets	101.2	68.4
Total Assets	$2,716.9	$2,662.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$261.5	$226.4
Accrued expenses and other current liabilities	247.5	233.3
Deferred income taxes	0.2	0.2
Income taxes payable	—	12.0
Current portion of long-term debt	66.0	66.4
Total Current Liabilities	575.2	538.3
Long-term debt	1,510.0	1,535.9
Deferred income taxes	249.3	258.8
Other non-current liabilities	115.1	114.3
Total Liabilities	2,449.6	2,447.3

Redeemable Non-Controlling Interest	14.6	12.6

Total Stockholders' Equity	252.7	202.7
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,716.9	$2,662.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$46.0	$25.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36.6	40.1
Amortization of stock-based compensation	11.7	5.4
Amortization of deferred financing costs	4.5	4.6
Bad debt expense	3.0	3.9
Deferred income taxes	(14.7)	(17.0)
Dividends received from unconsolidated affiliates	1.9	—
Equity income in earnings of unconsolidated affiliates	(6.4)	(3.8)
Non-cash interest expense on 8.0% Sealy Notes	2.6	2.5
Loss on sale of assets	0.8	—
Foreign currency adjustments and other	2.4	0.1
Loss on disposal of business	—	20.4
Changes in operating assets and liabilities	(87.3)	(9.1)
Net cash provided by operating activities	1.1	72.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposition of business and other	7.2	46.3
Purchases of property, plant and equipment	(34.0)	(16.9)
Other	(0.1)	(2.1)
Net cash (used in) provided by investing activities	(26.9)	27.3

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under long-term debt obligations	283.0	106.5
Repayments of borrowings under long-term debt obligations	(311.5)	(169.1)
Proceeds from exercise of stock options	10.5	3.5
Excess tax benefit from stock-based compensation	14.7	1.5
Treasury shares repurchased	(1.2)	(2.2)
Other	(1.2)	0.2
Net cash used in financing activities	(5.7)	(59.6)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4.4	0.4
(Decrease) increase in cash and cash equivalents	(27.1)	40.5
CASH AND CASH EQUIVALENTS, beginning of period	62.5	81.0
CASH AND CASH EQUIVALENTS, end of period	$35.4	$121.5

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment, for the three months ended June 30, 2015 and 2014:

	Consolidated		North America		International
(in millions)	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014	2015	2014
Retail(1)	$703.7	$655.4	$608.3	$552.9	$95.4	$102.5
Other(2)	60.7	59.6	22.0	25.0	38.7	34.6
	$764.4	$715.0	$630.3	$577.9	$134.1	$137.1

(1)	The Retail channel includes furniture and bedding retailers, department stores, specialty retailers and warehouse clubs.
(2)	The Other channel includes direct-to-consumer, third party distributors, hospitality and healthcare customers.

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the three months ended June 30, 2015 and 2014:

	Consolidated		North America		International
(in millions)	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2015	2014	2015	2014	2015	2014
Bedding(1)	$711.4	$657.4	$604.8	$547.9	$106.6	$109.5
Other(2)	53.0	57.6	25.5	30.0	27.5	27.6
	$764.4	$715.0	$630.3	$577.9	$134.1	$137.1

(1)	Bedding products include mattresses, foundations, and adjustable foundations.
(2)	Other products include pillows and various other comfort products.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating margin, EBITDA, EBITDA in accordance with the Company's senior secured credit facility, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income and Adjusted EPS
A reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various integration costs associated with the acquisition of Sealy Corporation ("Sealy") and its historical subsidiaries (the "Sealy Acquisition"), including the transition of manufacturing facilities in North America, redemption value adjustments to the carrying value of the Company’s redeemable non-controlling interest, additional costs related to the Company's 2015 Annual Meeting and related issues, the CEO transition and related retention compensation.

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income (Loss) and Operating Margin
A reconciliation of GAAP gross profit and gross margin to adjusted gross profit and gross margin, respectively, and GAAP operating income (loss) and operating margin to adjusted operating income (loss) and operating margin, respectively, is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the Company’s gross profit, operating income and margin performance excluding the impact of various integration costs associated with the Sealy Acquisition, including the transition of manufacturing facilities in North America, additional costs related to the Company's 2015 Annual Meeting and related issues, the CEO transition and related retention compensation.

EBITDA and Adjusted EBITDA
A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA are provided below. Management believes that the use of EBITDA and adjusted EBITDA also provides investors with useful information with respect to the Company’s performance excluding the impact of various integration costs associated with the Sealy Acquisition, including the transition of manufacturing facilities in North America, additional costs related to the Company's 2015 Annual Meeting and related issues, the CEO transition and related retention compensation.

EBITDA in accordance with the Company's senior secured credit facility, Funded debt and Funded debt less qualified cash
A reconciliation of the Company's GAAP net income to EBITDA in accordance with the Company's senior secured credit facility (which the Company may refer to as "EBITDA for covenant compliance purposes") and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are provided below. Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants.

Reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS

The following table sets forth the reconciliation of the Company’s GAAP net income and EPS for the three months ended June 30, 2015 and 2014 to the calculation of adjusted net income and adjusted EPS for the three months ended June 30, 2015 and 2014:

	Three Months Ended	Three Months Ended
(in millions, except per share amounts)	June 30, 2015	June 30, 2014
GAAP net income (loss)	$21.2	$(2.2)
Plus:
CEO transition, net of tax (1)	4.9	—
Integration costs, net of tax (2)	4.7	3.4
2015 Annual Meeting costs, net of tax (3)	2.9	—
Executive retention compensation, net of tax (4)	0.3	—
Loss on disposal of business, net of tax (5)	—	14.7
Redemption value adjustment on redeemable non-controlling interest, net of tax (6)	(0.1)	—
Adjustment of income taxes to normalized rate (7)	(0.6)	8.1
Adjusted net income	$33.3	$24.0

GAAP earnings per share, diluted	$0.34	$(0.04)
Plus:
CEO transition, net of tax (1)	0.08	—
Integration costs, net of tax (2)	0.07	0.05
2015 Annual Meeting costs, net of tax (3)	0.05	—
Loss on disposal of business, net of tax (5)	—	0.25
Adjustment of income taxes to normalized rate (7)	(0.01)	0.13
Adjusted earnings per share, diluted	$0.53	$0.39

Diluted shares outstanding	62.4	62.0

(1)
CEO transition represents severance and related benefits costs associated with the transition of the Company's CEO. Excluding the tax effect, the CEO transition cost is $7.1 million. In future periods, additional adjustments may be required due to performance-based equity awards.

(2)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition. Excluding the tax effect, the integration costs are $6.7 million and $5.6 million for the second quarter of 2015 and 2014, respectively.

(3)	Other costs represent additional costs related to the Company's 2015 Annual Meeting and related issues. Excluding the tax effect, the other costs are $4.2 million.
(4)
Executive retention compensation represents costs associated with the retention of certain members of senior management related to the CEO transition. Excluding the tax effect, the executive retention compensation cost is $0.4 million.

(5)
Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment. Excluding the tax effect, the loss on disposal of business is $20.4 million.

(6)
Redemption value adjustment on redeemable non-controlling interest represents a $(0.1) million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest as of June 30, 2015 to its redemption value. Excluding the tax effect, the redemption value adjustment on redeemable non-controlling interest is $(0.2) million.

(7)	Adjustment of income taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

Reconciliation of GAAP gross profit and margin to adjusted gross profit and margin and GAAP operating income (loss) and margin to adjusted operating income (loss) and margin

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (loss) to the calculation of adjusted gross profit and operating income (loss) for the three months ended June 30, 2015:

	2Q 2015
(in millions, except percentages)	Consolidated	Margin	North America (1)	Margin	International (2)	Margin	Corporate (3)
Net sales	$764.4		$630.3		$134.1		—

Gross profit	297.5	38.9%	227.4	36.1%	70.1	52.3%	—
Adjustments	3.5		3.4		0.1		—
Adjusted gross profit	301.0	39.4%	230.8	36.6%	70.2	52.3%	—

Operating income (loss)	52.0	6.8%	64.6	10.2%	23.7	17.7%	(36.3)
Adjustments	18.4		5.7		0.6		12.1
Adjusted operating income (loss)(4)	$70.4	9.2%	$70.3	11.2%	$24.3	18.1%	$(24.2)

(1)
Adjustments for the North America business segment represent integration costs, which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities and distribution network, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)	Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets.
(3)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition, costs related to the Company's 2015 Annual Meeting and related issues, CEO transition and related retention compensation.

(4)	The adjusted contribution margin for 2Q is 29%, computed by taking the change in adjusted operating income divided by the change in net sales.

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (loss) to the calculation of adjusted gross profit and operating income (loss) for the three months ended June 30, 2014:

	2Q 2014
(in millions, except percentages)	Consolidated	Margin	North America (1)	Margin	International (2)	Margin	Corporate (3)
Net sales	$715.0		$577.9		$137.1		—

Gross profit	268.3	37.5%	194.7	33.7%	73.6	53.7%	—
Adjustments	0.7		0.7		—		—
Adjusted gross profit	269.0	37.6%	195.4	33.8%	73.6	53.7%	—

Operating income (loss)	50.3	7.0%	48.8	8.4%	24.3	17.7%	(22.8)
Adjustments	5.6		2.8		1.7		1.1
Adjusted operating income (loss)	$55.9	7.8%	$51.6	8.9%	$26.0	19.0%	$(21.7)

(1)
Adjustments for the North America business segment represent integration costs, which include severance and benefits costs, professional fees and other charges related to the transition of manufacturing facilities, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)	Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets.
(3)	Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition.

Reconciliation of GAAP net income to EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA for the three months ended June 30, 2015 and 2014:

	Three Months Ended	Three Months Ended
(in millions)	June 30, 2015	June 30, 2014
GAAP net income (loss)	$21.2	$(2.2)
Interest expense	20.5	23.0
Income taxes	8.3	9.8
Depreciation & amortization	26.5	21.5
EBITDA	$76.5	$52.1
Adjustments for financial covenant purposes:
Integration costs(1)	6.7	5.2
Loss on disposal of business(2)	—	20.4
Redemption value adjustment on redeemable non-controlling interest, net of tax(3)	(0.1)	—
EBITDA in accordance with the Company's senior secured credit facility	$83.1	$77.7
Additional adjustments:
2015 Annual Meeting costs(4)	4.2	—
CEO transition(5)	2.6	—
Executive retention compensation(6)	0.4	—
Adjusted EBITDA	$90.3	$77.7

(1)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)	Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment.
(3)
Redemption value adjustment on redeemable non-controlling interest represents a $(0.1) million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest as of June 30, 2015 to its redemption value.

(4)	Other costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.
(5)
CEO transition represents certain cash costs related to severance and related benefits associated with the transition of the Company's CEO. The total CEO transition cost is $7.1 million. The remaining $4.5 million is stock-based compensation expense, which is included in depreciation and amortization add back noted above. In future periods, additional adjustments may be required due to performance-based equity awards.

(6)	Executive retention compensation represents costs associated with the retention of certain members of senior management related to the CEO transition.

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA for the twelve months ended June 30, 2015:

Twelve Months Ended
(in millions)	June 30, 2015
Net income	$128.3
Interest expense	87.6
Income taxes	62.2
Depreciation & amortization	92.5
EBITDA	$370.6
Adjustments for financial covenant purposes:
Integration costs (1)	47.0
Loss on disposal of business (2)	2.8
Financing costs (3)	1.3
Redemption value adjustment on redeemable non-controlling interest, net of tax (4)	0.9
Other (5)	(13.5)
EBITDA in accordance with the Company's senior secured credit facility	$409.1
Additional adjustments:
2015 Annual Meeting costs (6)	4.2
CEO transition (7)	2.6
Executive retention compensation (8)	0.4
Adjusted EBITDA	$416.3

(1)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)	Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment.
(3)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(4)
Redemption value adjustment on redeemable non-controlling interest represents a $0.9 million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest as of June 30, 2015 to its redemption value.

(5)
Other includes income from certain other non-recurring items, including income from a partial settlement of a legal dispute, as well as additional costs related to the Company's 2015 Annual Meeting and related issues.

(6)	Other costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.
(7)
CEO transition represents certain cash costs related to severance and related benefits associated with the transition of the Company's CEO. The total CEO transition cost is $7.1 million. The remaining $4.5 million is stock-based compensation expense, which is included in depreciation and amortization add back noted above. In future periods, additional adjustments may be required due to performance-based equity awards.

(8)	Executive retention compensation represents costs associated with the retention of certain members of senior management related to the CEO transition.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company's reported total debt to the calculation funded debt less qualified cash as of June 30, 2015. "Consolidated funded debt" and "qualified cash" are terms used in the Company's senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of June 30, 2015
Total debt	$1,576.0
Plus:
Letters of credit outstanding	17.3
Consolidated funded debt	$1,593.3
Less:
Domestic qualified cash (1)	9.0
Foreign qualified cash (1)	15.9
Consolidated funded debt less qualified cash	$1,568.4

(1)
Qualified cash as defined in the credit agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to EBITDA in accordance with the Company's senior secured credit facility

($ in millions)	As of June 30, 2015
Consolidated funded debt less qualified cash	$1,568.4
EBITDA in accordance with the Company's senior secured credit facility	409.1
	3.83	times	(1)

(1)
The ratio of consolidated debt less qualified cash to adjusted EBITDA was 3.83 times, within the Company's financial covenant under its senior secured credit facility, which requires this ratio be less than 4.75 times at June 30, 2015.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.